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                                                                   Exhibit 10.23


                             STOCK OPTION AGREEMENT
                             ----------------------
                                 (NONSTATUTORY)


                                 AWARD DETAILS:

Participant:                               _____________________________________
Plan Year:                                 _____________________________________
Number of Common Shares subject to Option: _____________________________________
Date of Grant:                             _____________________________________
Exercise Price:                            _____________________________________


                                   AGREEMENT:

     This Stock Option Agreement ("Agreement") is entered into between the Participant and The St. Joe Company, a Florida corporation (the "Company"), as of the Date of Grant pursuant to the Company's Stock Incentive Plan for the designated Plan Year (the "Plan").

     WHEREAS, the Company desires to grant, and Participant desires to receive, a nonstatutory stock option pursuant to the terms and conditions of the Plan and this Agreement,

     NOW, THEREFORE, Participant and Company hereby agree as follows:

     1. The Plan and Defined Terms. The provisions of the Plan and the Award Details listed above are incorporated into this Agreement by reference. Capitalized terms used but not defined in this Agreement or Award Details set forth above shall have the meanings ascribed to them in the Plan.

     2. Grant of Option. As of the Date of Grant, the Company hereby grants to Participant the Option described above,subject to the terms and conditions of the Plan and this Agreement.

     3. Vesting of Option. The first one-quarter (1/4) of the Common Shares subject to this Option shall vest when the Participant completes 12 months of continuous service from the Date of Grant, and an additional one-quarter (1/4) of the Common Shares shall vest on the first day of each year of continuous service thereafter; provided, however, that such vesting shall be accelerated or delayed as a result of the first of the following events to occur:

        (a) Death. If the Participant dies, the Option shall become vested in full as of the date of the Participant's death, and shall be exercisable by the appropriate beneficiary(ies) as set forth herein.

        (b) Disability. If the Participant becomes totally or permanently disabled (as those terms are defined in the Company's long-term disability plan, as in effect on the date of such determination), the Option shall become vested in full as of the date of the disability.


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        (c) Corporate Event. If there is a Corporate Event (as defined below), unless sooner vested pursuant to the terms of this Agreement, the Option shall become vested in full as of the earlier of the Company's subsequent termination of the Participant's employment for any reason other than Cause, or the first anniversary of the date of the Corporate Event.

        (d) Termination for Cause. Notwithstanding any provision in this Agreement to the contrary, if the Participant is terminated for Cause, the Company may revoke all or any part of the Option, whether or not vested.

     For purposes of vesting, the Participant's service remains "continuous" even if the Participant goes on military leave, sick leave, or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. However, the Participant must return to active work promptly upon the termination of such approved leave or an interruption of service will be deemed to have occurred as of the date such leave began.

     4. Term of the Option. This Agreement and the Participant's right to exercise the vested portion of the Option shall expire on the earlier of the 10th anniversary of the Date of Grant or the deadline specified for any of the following events:

        (a) Death. If Participant dies, the Option must be exercised by the appropriate beneficiary(ies) within 12 months after the date of death.

        (b) Disability. If Participant becomes permanently or totally disabled (as those terms are defined in the Company's long-term disability plan, as in effect on the date of such determination), the Option must be exercised within 12 months after the date of the disability.

        (c) Retirement. If the Participant's employment terminates because of retirement, the vested portion of the Option must be exercised within 12 months after such retirement. For purposes of this Agreement, "retirement" means either
(i) the Participant is eligible to receive an immediate pension under the Company's Pension Plan (whether or not the Participant actually elects to have his/her pension commence immediately), or (ii) the Committee determines that the Participant's termination of employment constitutes "retirement."

        (d) Other Termination of Employment. If the Participant's employment terminates for any reason other than death, disability, retirement or Corporate Event, the vested portion of the Option must be exercised within 3 months after such termination.

        (e) Corporate Event. If there is a Corporate Event, the Option must be exercised within 12 months after the date the Option vests due to the Corporate Event.

     5. Corporate Event. As used in this Agreement, "Corporate Event" means the occurrence of any of the following events after the date of this Agreement:

        (a) The Company is a party to a merger or similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction.






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        (b) The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets.

        (c) The liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a transaction shall not constitute a Corporate Event if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     6. Amendment of Employment/Severance Agreement. By executing this Agreement, the Participant and the Company hereby agree that this Agreement constitutes an amendment of the Participant's employment agreement and/or severance agreement (if any) with the Company to the effect that any provision of such employment or severance agreement that grants accelerated vesting of stock options in the event of a "change in control" (as defined therein) shall not apply to the options awarded under this Agreement. Participant agrees to execute any additional documentation requested by the Company to further evidence such amendment.

     7. Exercising Vested Stock Options. The following provisions apply to the exercise of the Option:

        (a) Notice of Exercise and Payment. When the Participant wishes to exercise all or a part of the Option, Participant must notify the Company by filing a signed "Notice of Exercise" in the form and manner prescribed by the Company. The notice will be effective when it is received by the Company. If the Option is being exercised following Participant's death, the notice must be signed and filed by the beneficiary(ies) and must be accompanied by proof (satisfactory to the Company) of each beneficiary's right to exercise the Option. Full payment of the Exercise Price, in a form deemed permissible by the Committee, may be required at the time of filing the notice.

        (b) Restrictions on Exercise. The Company will not permit Participant to exercise any portion of the Option if the exercise of the Option or issuance of shares at that time would violate any applicable law, regulation or Company policy.

        (c) Withholding Taxes and Stock Withholding. Participant will not be allowed to exercise any portion of the Option unless Participant makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the exercise. These arrangements may include (i) a cash payment by the Participant, (ii) withholding Common Shares that otherwise would be issued to the Participant upon exercise of the Option, the Fair Market Value of which equals the minimum statutory withholding requirement, or (iii) tendering to the Company Common Shares held by the Participant for at least six
(6) months prior to the exercise of the Option. The Fair Market Value of such Common Shares shall be determined as of the effective date of the Option exercise.

        (d) Limitations on Transfer and Exercise.

            (i) During Participant's Lifetime. During the Participant's lifetime, the Option may be exercised only by the Participant. The Option and the rights and privileges



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conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. The Participant may, however, transfer the Option to a trust for immediate family members if the Committee consents and the trustee and beneficiaries of such trust agree to be bound by the terms of the Plan and the Option.

            (ii) Upon Participant's Death. Upon Participant's death, the Option may be transferred by beneficiary designation, bequest, or inheritance (pursuant to the applicable state's laws of descent and distribution). The Option may thereafter be exercised by the personal representative of Participant's estate or by any person who has acquired the Option from the Participant by beneficiary designation, bequest or inheritance.

            (iii) Divorce. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from the Participant's former spouse, nor is the Company obligated to recognize the Participant's former spouse's interest in the Option in any other way.

            (iv) After Exercise. The Participant agrees not to sell any Common Shares purchased pursuant to the exercise of the Option if applicable laws or Company policies prohibit such a sale.

     8. Company Policies. Participant agrees that he or she has read and will comply with The St. Joe Company Insider Trading Policy and The St. Joe Company Code of Conduct. Copies of such policies are available on the Company's website, through the office of the Company's Vice President of Human Resources or through the office of the Company's General Counsel.

     9. No Retention Rights. Neither the Option nor anything contained in this Agreement shall give the Participant the right to be retained by the Company or a subsidiary of the Company as an employee or in any other capacity. The Company and its subsidiaries reserve the right to terminate the Participant's service at any time, with or without Cause.

     10. Compliance with Law and Regulations. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the applicable rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any other government or regulatory agency. The Company shall not be required to transfer any Common Shares pursuant to the exercise of the Option prior to (a) the listing of the Common Shares on any such stock exchange and (b) the completion of any registration or qualification of such Common Shares under any Federal or state law, or any rule, regulation or other requirement of any government or regulatory agency which the Company shall, in its sole discretion, determine to be necessary or advisable. In making such determination, the Company may rely upon an opinion of counsel for the Company. The Participant shall not have the right to compel the Company to register or qualify the Common Shares subject to the Option under Federal or state securities laws.

     11. Regulation by the Committee. This Agreement and the Option shall be subject to such administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Participant.




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     12. Adjustments. In the event of a stock split, a stock dividend or any other event described in the Article of the Plan entitled "Protection Against Dilution," the number of Common Shares subject to the Option and the applicable Exercise Price may be adjusted pursuant to the Plan if deemed appropriate by the Committee in its sole discretion.

     13. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Florida.

     14. Participant's Access to the Plan. The Participant may obtain an additional copy of the Plan by contacting The St. Joe Company Human Resources Department in Jacksonville, Florida.

     This Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.



                                      PARTICIPANT


Date __________________               __________________________________________



                                      THE COMPANY


Date __________________               By: ______________________________________
                                      Name:
                                      Title:







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